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                                                                    Exhibit 10.5

                              SEVERANCE AGREEMENT

          AGREEMENT made and entered into in North Falmouth, Massachusetts as of the 26th day of January, 2001, between BENTHOS, INC., a Massachusetts corporation with a usual place of business situated at 49 Edgerton Drive, North Falmouth, Massachusetts 02556 (the "Company") and JOHN L. COUGHLIN, of 130 Pine Lake Road, Duxbury, Massachusetts 02332 (the "Executive").

                                  WITNESSETH:

          WHEREAS, the Company and the Executive are parties to a certain Amended and Restated Employment Agreement, dated as of October 1, 1999 (the "Employment Agreement");

          WHEREAS, the term of the Employment Agreement commences on October 1, 1999 and terminates on September 30, 2002;

          WHEREAS, the Executive has requested that the Company release the Executive from the Employment Agreement in order that the Executive may pursue other business interests;

          WHEREAS, subject to the terms and conditions hereof, the Company wants to accommodate the Executive in order that the Executive will be free to pursue other business interests; and

          WHEREAS, the Company and the Executive want to reduce to writing their agreement with respect to the separation of the Executive from the Company.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby mutually agree as follows:

          1.0 Termination of Employment Agreement. The Executive and the Company hereby confirm that at the request of the Executive the Employment Agreement has been effectively terminated as of the date hereof.

          2.0 Resignations. On the date hereof the Executive will execute and deliver to the Company the following resignations, attached hereto as Exhibit A, all of which will be effective as of the date hereof:

               (a) Member of the Board of Directors of the Company,

               (b) Chief Executive Officer and President of the Company,

               (c) Member of the Administrative Committee of the Benthos, Inc.
                   Employee Stock Ownership Plan, and

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               (d) Member of the Plan Administration Committee of the
                   Benthos, Inc. 401(k) Retirement Plan.

          3.0 At-Will Employment. The Executive will be an at-will employee of the Company from the date hereof until February 12, 2001. The Executive will be paid at his current weekly Base Salary rate, as defined in the Employment Agreement, during this period and continue to receive the same benefits as are offered to other employees of the Company during this at-will employment period.

          4.0 Cancellation of Stock Option Agreement. The Company and the Executive are parties to a certain Stock Option Agreement, dated April 8, 1996, which entitles the Executive to purchase shares of the Company's common stock, $.06 2/3 par value per share (the "Stock Option Agreement"). The Executive currently has the right to purchase 64,500 shares of stock pursuant to the Stock Option Agreement. The Stock Option Agreement is hereby cancelled and shall be of no further effect and all options thereunder of the Executive are surrendered and shall be deemed to be void and without recourse to the Company.

          5.0 Non-Competition, Non-Solicitation, Non-Disparagement. The Executive hereby acknowledges that he will continue to be bound by the non-competition and non-solicitation provisions of Section 7 of the Employment Agreement. The Executive will not libel, slander or otherwise disparage the Company or any of the successors, assigns, shareholders, directors, officers, employees or agents of the Company.

          6.0 Confidentiality Provisions. The Executive is and will be obligated to adhere to the provisions of a certain Employee's Patent Agreement, dated April 8, 1996, between the Company and the Executive. In addition, the Executive shall hold and maintain as confidential and private in trust and use only for the benefit of the Company all Confidential Information, as hereinafter defined. The Executive hereby represents and warrants that all Confidential Information of the Company has been returned to the Company. The Executive shall not at any time use for the benefit of the Executive or others, or disclose or divulge to any person or entity, any Confidential Information which shall at all times remain property of the Company. "Confidential Information" means information pertaining to any aspect of the business of the Company which is:
(i) non-public information not known by actual or potential competitors of the Company, its affiliates, or subsidiaries, if any; (ii) proprietary information which consists of or relates to any invention owned or being developed by the Company, the Company's existing, planned or foreseeable product, marketing and sales strategies; and the identity of the Company's existing or potential customers, distributors, joint venture partners, licensees or licensors, and suppliers; (iii) information designated as or otherwise considered by the Company to be confidential; or (iv) proprietary or confidential information of the Company's distributors, joint venturers, licensors and licensees, customers, suppliers and other third parties with whom the Company does, has done or will do business, whether of a technical nature or otherwise, including without limitation, all third party proprietary or confidential information that the Company is obligated to keep confidential.

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          7.0  Specific Performance. The Company is hereby authorized to demand specific performance of any covenant contained in the Employment Agreement or herein, and the Executive hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance in any action brought by the Company. The Executive acknowledges that the covenants made by the Executive herein and in the Employment Agreement are of value to the Company only if performed and performed fully by the Executive, and, therefore, it is not possible to compensate fully the Company in damages for the failure of the Executive to perform obligations of the Executive hereunder. As a consequence, in the event of a breach by the Executive of this Agreement or the obligations of the Executive under the Employment Agreement which continue beyond the date hereof, the Company shall be entitled to injunctive relief to enforce those provisions of this Agreement or the Employment Agreement and such other full and complete relief as a court of equity would then afford, in addition to all other relief and remedies available to the Company.

          8.0 Return of Property of the Company. All documents, files, lists and other information of a business nature and related to the Company or obtained by the Executive as a result of his position with the Company, whether in hard copy or machine readable form, will be returned to the Company by the Executive prior to February 12, 2001, and any future use of same by the Executive is prohibited. The Executive currently has in his possession the following personal property of the Company: a fax machine, a cell phone, a Palm Pilot and a laptop computer. The Executive will return the laptop computer to the Company prior to February 12, 2001. The Executive may purchase the fax machine, cell phone and Palm Pilot for the sum of $1.00.

          9.0 Severance Payment. The Company will pay the Executive the sum of Fifty-Five Thousand ($55,000.00) Dollars on the date hereof (the "Severance Payment"). The Severance Payment will have any required withholdings withheld by the Company.

          10.0  Financial Obligations of the Company to the Executive.   The
financial obligations of the Company to the Executive are to pay the Executive the following (i) the prorated Base Salary of the Executive, as defined in
Section 5 of the Employment Agreement, through February 12, 2001, (ii) two weeks of unused vacation, and (iii) the Severance Payment. In addition, the Executive shall be entitled, subject to the terms and provisions therein, to any vested benefits the Executive has accrued under the Benthos, Inc. Employee Stock Ownership Plan and the Benthos, Inc. 401 (k) Retirement Plan. Other than the financial obligations set forth in this Section 10, there are no other financial obligations of the Company to the Executive, including without limitation, financial obligations under the Employment Agreement, this Agreement or otherwise.

          11.0 Release. Except for the rights created by this Agreement, the Executive and his successors, assigns, heirs and legal representatives, hereby release, acquit, and forever discharge the Company and its representatives, parent and subsidiary corporations, predecessors, successors, affiliates, officers, agents, assigns, employees and attorneys, releasing them from any

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and all claims, rights, expenses, debts, demands, costs, contracts, liabilities, obligations, actions, and causes of action of every nature, known or unknown, whether in law or in equity, which he had, now has, or may have, which are in any way connected with, or arise out of, any cause whatsoever, from the beginning of time to the date of this Agreement, including, but not limited to, any and all matters relating to the Executive's employment with the Company, the Employment Agreement, and the Stock Option Agreement. The Executive specifically releases and discharges, but not by way of limitation, any obligation, claim, demand or cause of action based on, or arising out of, any alleged wrongful termination, breach of employment contract, breach of implied covenant of good faith and fair dealing, defamation, intentional or negligent infliction of emotional distress, or discrimination or harassment based on race, creed, ancestry, status as a veteran, marital status, national origin, sex, pregnancy, religion, age, handicap or sexual orientation. The Executive also releases and discharges any and all claims, rights and/or remedies under any federal, state or local statute or regulation which relates to his employment, the Employment Agreement or his termination of employment. The Executive shall not file any suit or other action alleging any such claim, demand or cause of action.

          12.0 Further Assurances. The Company and the Executive will each execute and deliver such other documents, agreements or instruments, or undertake such other actions as may be reasonably required, to effectuate the actions contemplated by this Agreement.

          13.0 Cooperation. The Executive shall for the six month period commencing February 13, 2001, make himself available to the Company, either by telephone or, if the Company believes it is necessary, in person upon reasonable notice, to assist the Company in any matter relating to the services performed by the Executive during the term of his employment with the Company. The Company will reimburse the Executive for any reasonable documented expenses incurred by the Executive in providing such cooperation. In seeking the cooperation of the Executive, the Company will use reasonable efforts not to interfere with any future employment obligations of the Executive.

          14.0  Miscellaneous.

          14.1 Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each such portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          14.2 Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

          14.3 Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at the last known address of the Executive on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chairman of the Board of Directors, or to such other address as either party may specify by notice to the other, with a copy to John T. Lynch, Esq., Davis, Malm & D'Agostine, P.C., One Boston Place, 37th Floor, Boston, Massachusetts 02108.

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          14.4  Entire Agreement.  This Agreement and the Employment Agreement,
as amended hereby, constitute the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment, including the Executive's salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration, except for a certain Employee's Patent Agreement with Benthos, Inc., dated April 8, 1996, between the Company and the Executive.

          14.5 Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

          14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          14.7 Governing Law. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principals thereof, and this Agreement shall be deemed to be performable in Massachusetts. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced or maintained in any state or federal court located in Massachusetts, and the Executive hereby submits to the jurisdiction and venue of any such court. The Executive hereby further agrees that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

          IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

Company:                         BENTHOS, INC.


                                 By: /s/ Stephen D. Fantone
                                     ----------------------------------
                                     Stephen D. Fantone,
                                     Chairman of the Board of Directors


Executive:                       /s/ John L. Coughlin
                                 ------------------------
                                 John L. Coughlin

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                                   EXHIBIT A

                                 RESIGNATIONS

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                                 January 26, 2001

BY HAND

Board of Directors
Benthos, Inc.
49 Edgerton Drive
North Falmouth, MA 02556

Gentlemen:

     I hereby resign as Chief Executive Officer and President of Benthos, Inc. effective as of noon on the date hereof.

                                 Sincerely,

                                 John L. Coughlin

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                                 January 26, 2001

BY HAND

Board of Directors
Benthos, Inc.
49 Edgerton Drive
North Falmouth, MA 02556

Gentlemen:

     I hereby resign from all positions I hold with the Benthos, Inc. 401(k) Retirement Plan, including without limitation, my position as an Employer Contact Person.

     I also hereby resign from all positions I hold with the Benthos, Inc. Employee Stock Ownership Plan, including without limitation, my position as a member of the Administrative Committee.

     The aforementioned resignations are effective as of noon on the date hereof.

                                 Sincerely,

                                 John L. Coughlin

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                                 January 26, 2001

BY HAND

Board of Directors
Benthos, Inc.
49 Edgerton Drive
North Falmouth, MA 02556

Gentlemen:

     I hereby resign as a member of the Board of Directors of Benthos, Inc. effective as of noon on the date hereof.

                                 Sincerely,

                                 John L. Coughlin

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